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                                                                   EXHIBIT 10.40

                              CONVERTIBLE NOTE


$5,000,000                                                         May 28, 1996

     VASCO Corp., a Delaware corporation ("VASCO" or "Maker"), promises to pay to Kyoto Securities, Ltd., a Bahamian corporation ("Holder"), the principal sum of Five Million Dollars ($5,000,000.00), together with the interest on such principal sum at the fixed interest rate described below, payable as more fully set forth below:

     1. Interest. Interest shall be calculated on the unpaid principal balance at an interest rate of nine percent (9%) percent per annum. VASCO may withhold from such payments amounts which may be required by the tax laws of the United States as in effect from time-to-time. At Holder's option, Holder may elect to receive, in lieu of cash, interest payments payable in shares of VASCO's common stock by notifying VASCO in writing prior to any interest payment date. Should Holder elect to receive interest payments payable in VASCO's common stock, and should VASCO be obligated to withhold from such interest payments amounts under the tax laws of the United States, Holder agrees that it shall notify VASCO in writing of its election (i) to make payment of such amounts required to be withheld, in which case, it shall, as a condition to delivery of shares payable for interest pay to VASCO an amount necessary to pay such withholding or (ii) to receive a lesser number of shares valued in the same manner as set out below in this paragraph in which case VASCO shall be obligated to make such withholding payments as required by the tax laws of the United States. In the event that, and from time to time, Holder shall elect to receive interest payments in the form of shares, such interest payments shall be calculated based upon a conversion price equal to the average closing price of VASCO common shares as reported on the National Association of Security Dealers Electronic Bulletin Board or NASDAQ during the previous twenty (20) trading days.

     2. Payment. Subject to the conversion provisions herein, this Convertible Note shall be payable in full including principal, accrued interest, fees, charges and other accrued amounts on May 29, 2001. Interest only payments in arrears shall be made every three (3) months beginning on September 30, 1996. Except for the limited right set out in Section 3(d)(B), Maker shall not have the right to make prepayment in whole or in part.

     3.  Conversion.

          (a) Triggering Event. The "Triggering Event" as that term is used in this Agreement, shall be deemed to have occurred if during any successive twenty (20) trading days during which the NASD Electronic Bulletin Board and the NASDAQ system shall have been open and operating the average of last actual trades of VASCO common stock, par value $.001, shall have been at or above Twenty-Two Dollars and Fifty Cents ($22.50) per share.



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          (b)  Optional Conversion.  Subject to and upon compliance with the provisions of this Agreement, at the option of the Holder or any subsequent holders of this Convertible Note, or any portion of the principal, accrued interest and other amounts due and payable hereunder, may at any time and from time-to-time at or before the close of business on the maturity date of this Convertible Note be converted at the conversion price, as hereinafter provided, in effect at the date of the conversion. During the period beginning upon the date of this Convertible Note, and continuing for a period of twelve (12) months thereafter, the conversion price shall be Fifteen Dollars ($15.00) per share. At any time beginning upon the expiration of twelve (12) months following the date of this Convertible Note, and continuing until the final maturity date of this Agreement, the conversion price shall be Twelve Dollars ($12.00) per share.

          (c) Conversion Procedure. In order to exercise the conversion privilege set out above, the Holder shall surrender this Convertible
     Note to VASCO at any time during usual business hours at the address set out below along with written notice to VASCO at such office that the Holder elects to convert this Convertible Note or a specified portion thereof (which shall not be less than One Hundred Thousand Dollars ($100,000.00)) and stating the name or names in which the certificate or certificates for shares of common stock which shall be issuable upon such conversion shall be issued. Should Holder elect to convert a portion of amounts due and payable pursuant to this Convertible Note, the interest converted into shares of VASCO's common stock shall only be such interest calculated upon the portion of the principal so converted. As promptly as practicable after the date of such notice and the surrender of this Convertible Note as provided above, VASCO shall issue and deliver at its office or pursuant to written order, a certificate or certificates with the number of full shares of common stock issuable upon such conversion in accordance with this provision. VASCO shall not be required to issue fractions of a share or script representing fractional shares upon conversion. If any fraction of a share would, except for provisions of this sentence, be issuable upon the conversion of any this Convertible Note, VASCO shall pay a cash adjustment in respect to such fraction equal to the value of such fraction based upon the then conversion price. Such conversion shall be deemed to have been effective at the close of business on the date of conversion and the person or persons in whose name or names and each certificate or certificates for shares of common stock shall have been issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby on such date; provided, however, that any such surrender on any date when the stock transfer books of VASCO shall be closed shall constitute the person or persons in whose name or names the certificate or certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open and the Convertible Note surrendered shall not be deemed to have been converted until such time for all purposes, but such conversion shall be at the conversion price in effect at the close of business on the date of such surrender.

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     In case this Convertible Note shall be surrendered for conversion of only a portion of the principal and other accrued amounts thereof, VASCO shall execute and deliver to the Holder, at the expense of VASCO, a new Convertible Note in the denomination equal to the unconverted portion of the Convertible Note so surrendered.

          (d) Adjustments. Upon each adjustment of the conversion price, the Holder shall thereafter be entitled to purchase, at the conversion price resulting from such adjustment, the number of shares obtained by multiplying the conversion price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the conversion price resulting from such adjustment. The conversion price shall be subject to adjustment from time to time as follows.

                A. In case at any time VASCO shall subdivide its outstanding shares of common stock into a greater number of shares, the conversion price in effect immediately prior to such subdivision shall be proportionately reduced and conversely, in case the outstanding share of common stock shall be combined into a small number of shares, the conversion price in effect immediately prior to such combination shall be proportionately increased.

                B. If VASCO proposes any capital reorganization or reclassification of the capital stock of VASCO or consolidation or merger of VASCO with another corporation or the sale of all or substantially all of its assets to another corporation (a "Transaction") then as a condition to the Transaction, VASCO shall, no later than forty-five (45) days prior to the closing date of the Transaction, provide notice to Holder of all material terms of the Transaction; and VASCO shall, no more than forty-eight (48) hours prior to closing of the Transaction, notify Holder of the date and time of closing. Prior to closing of the Transaction, Holder shall have the right to convert all amounts owed pursuant to this Convertible Note into shares pursuant to other provisions of this Convertible Note. If Holder, after receiving the notices required by this Section, as of closing of the Transaction has not elected to convert amounts owed pursuant to this Convertible Note into shares, VASCO may, at its election, tender to Holder all amounts of principal plus all accrued interest and other amounts owed pursuant to this Convertible Note, and then this Convertible Note shall be deemed assigned by Holder to VASCO. If the Transaction does not close, VASCO shall not have the right to so purchase this Note. If the Transaction does close and VASCO shall not have acquired this Convertible Note pursuant to the terms herein, VASCO, or its successor shall have no right to so acquire this Convertible Note.

                C. Upon any adjustment of the conversion price, then and in each such case, VASCO shall give written notice thereof, to the Holder, which

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           notice shall state the conversion price resulting from such adjustment and the increase or decrease, if any, and the number of shares purchasable at such price upon the exercise of this Convertible Note setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

                D. In case at any time:

                      (1) there should be any capital reorganization, or
                 reclassification of the capital stock of VASCO or consolidation or merger of VASCO, or sale of all or substantially all the assets to another corporation; or

                      (2) there should be a voluntary/involuntary dissolution,
                 liquidation or winding up of VASCO;

           THEN in any one or more of said cases, VASCO shall give with notice to the Holder of the date on which (a) the books of VASCO shall close or a record shall be taken for such dividend, distribution or subscription rights, or (b) such reorganization, classification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place as the case may be.

                E. The issue of certificates on conversions of this Convertible Note shall be made without charge to the converting Holder for any tax in respect of the issue thereof. Notwithstanding the above, to the extent that any federal withholding tax is required by the tax laws of the United States to be paid by VASCO, VASCO may withhold such amounts from obligations paid pursuant to this Convertible Note.

                F. VASCO shall at all times reserve and keep available out of its authorized but unissued stock, for the purpose of affecting the conversion of this Convertible Note, such number of its duly authorized shares of its common stock as shall from time to time be sufficient to affect the conversion of this entire Convertible Note.

                G. All shares of VASCO common stock issued to Holder as a consequence of the conversion rights set out herein shall benefit from and shall be subject to the registration rights granted to Holder in a separate written document entitled Purchase Agreement, Exhibit B, dated May 28, 1996, by and between VASCO and Holder.


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     4.  Automatic Conversion.

          (a) If during the first twelve (12) months following the date of this Convertible Note, the Triggering Event shall occur, then all of VASCO's obligations for principal and interest pursuant to this Convertible
     Note shall be automatically, subject to completion of necessary documents including documents necessary for compliance with securities laws, be deemed converted into a number of shares of Maker's common stock calculated as if all such obligations had been converted into shares at a conversion price of Fifteen Dollars ($15.00) per share and all notices required by this Agreement shall be deemed to have been given.

          (b) If at any time during the term of this Note, VASCO shall propose to publicly offer shares of its common stock at a gross price of Twenty-Two Dollars and Fifty Cents ($22.50) per share or less (a "Low Price Offering"), Holder shall have the following redemption right (the "Holder Redemption Right"): (i) at such time as VASCO proposes to make a Low Price Offering, VASCO shall notify Holder of such proposal; (ii) at any time up to and including the completion and closing of the Low Price Offering, including the receipt of proceeds from the Low Price
     Offering, Holder shall have the right to send notice to VASCO of its election to have the Note and all amounts payable hereunder paid (the "Redemption Notice"); and (iii) within five (5) business days after the Redemption Notice, VASCO shall pay to Holder all amounts due and owing pursuant to the Note.

          (c) If Holder shall have had a Holder Redemption Right pursuant to paragraph C above, and Holder shall not have elected to exercise such right and the time for such exercise shall have elapsed, then VASCO shall have the following right:

                      (1) If, during the period that any amount is payable to
                 Holder pursuant to the terms of this Note, VASCO shall register pursuant to the Securities Act of 1933, as amended, shares of its common stock for public sale at a price of not less than Fifteen Dollars ($15.00) per share and such public offering shall result in gross proceeds to VASCO of not less than Five Million Dollars ($5,000,000) and if VASCO shall, not later then completion of such public offering, in writing notify Holder of automatic conversion pursuant to this
                 Section 4(b), then, all of VASCO's obligations for principal and interest pursuant to this Convertible Note shall automatically, subject to the completion of necessary documents including documentation necessary for compliance with securities laws, be deemed converted into a number of Maker's common stock calculated as if all such obligations had been converted into shares at the conversion price otherwise applicable at that time. Nothing contained in this Subsection
                 (c) shall limit or terminate any right of Holder to convert


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                 the Note or any portion of this Note into shares of VASCO
                 common stock pursuant to other provisions of this Note.

     5. Manner of Payments. All payments by Maker under this Convertible Note shall be, unless Holder shall have elected to receive interest in the form of shares of common stock pursuant to the provisions of Section 1 above,
(a) made in lawful money of the United States of America, (b) credited first to any accrued interest under this Convertible Note and second to the principal balance under this Convertible Note, and (c) deemed paid by Maker upon delivery as provided herein. Payments under this Convertible Note shall be made by check drawn to "Kyoto Securities, Ltd." Checks shall be mailed or delivered to Holder's address set out below until further written notice of a substituted address.

     6. Expenses, Notices and Attorney's Fees. In the event that Holder shall bring an action to enforce any rights hereunder, VASCO shall pay all of Holder's expenses incurred in connection with such action including, but not limited to, reasonable attorney's fees and expenses and costs of appeal.
Should VASCO fail to timely pay any amount due hereunder, Holder shall deliver to VASCO at 1919 South Highland Avenue, Suite 118-C, Lombard, Illinois, 60148, notice of such failure to pay. If within fifteen (15) days following receipt of such notice, VASCO shall fail to timely perform any obligation pursuant hereto, VASCO shall be deemed in default of it obligations pursuant to this Convertible Note. Notice to Holder shall be sent to:

                Kyoto Securities, Ltd.
                Box N-9455
                Nassau, BAHAMAS

     7. Headings. The headings of the paragraphs of this Convertible Note have been included only for convenience and shall not be deemed in any manner to modify or limit any of the provisions of this Convertible Note, or be used in any manner in the interpretation of this Convertible Note.

     8. Interpretation. Whenever the context so required in this Convertible Note, all words used in the singular shall be construed to have been used in the plural (and vice versa), each gender shall be construed to include any other gender, and the word "person" shall be construed to include a natural person, a corporation, a firm, a partnership, a joint venture, a trust, an estate or any other entity.

     9. Partial Invalidity. Each provision of this Convertible Note shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Convertible Note or the application of such provision to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Convertible Note, or the application of such provision to persons or circumstances other than those as to which it is held invalid or

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unenforceable, shall not be affected by such invalidity or unenforceability, unless such provision or such application of such provision is essential to this Convertible Note.

     DATED AND EFFECTIVE the day and year above written.

                                        VASCO CORP., a Delaware corporation



                                        By: /s/ T. Kendall Hunt
                                           ---------------------------------
                                        Its:    President
                                            --------------------------------




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